UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011 (May 6, 2011)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company’s annual meeting of shareholders was held on May 5, 2011 at the Company’s corporate offices. As of the record date, there were a total of 27,709,611 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 25,576,630 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)  Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1)  The nominees named below were elected to serve as  members of the Board of Directors of the Company for a three-year term until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
W. Andrew Adams	17,709,548	1,034,242	6,832,840
Robert A. McCabe, Jr.	17,781,158	962,632	6,832,840

(2)  The compensation paid to NHI’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,389,218	3,079,145	275,427	6,832,840

(3) A one year frequency of the advisory vote on the compensation of executive officers was approved by the shareholders, with the following results:

One Year	Two Years	Three Years	Abstentions
10,525,138	122,615	7,854,629	241,408

In light of the Shareholders’ vote on this proposal, the Board of Directors of the Company will reconsider its decision on the frequency of the shareholders’ advisory vote on the compensation of the Company’s executive officers at the next Board meeting.

(4) The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
25,315,676	80,149	180,805

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: May 6, 2011